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FOR IMMEDIATE RELEASE

Investor Contact:
Parag Agrawal
iPCS
847-885-7083

Media Contact:
Mark Spencer
Burson-Marsteller
312-596-3628

iPCS, INC., A PCS AFFILIATE OF SPRINT, REPORTS
FINANCIAL AND OPERATING RESULTS FOR THE QUARTER ENDED MARCH 31, 2005

        SCHAUMBURG, IL, MAY 2, 2005—iPCS, Inc. (OTCBB: "IPCX"), a PCS Affiliate of Sprint, today reported financial and operating results for the quarter ended March 31, 2005. iPCS owns and operates the Sprint nationwide wireless network in 40 markets in four Midwestern states.

  Highlights for the Quarter:

  •
  Total revenues of approximately $55.5 million

  •
  Net loss of approximately $14.4 million or $1.56 per share

  •
  Adjusted EBITDA of approximately $8.6 million

  •
  Capital expenditures of approximately $4.2 million

  •
  Subscriber Activity Results:

  •
  Gross activations of approximately 32,700

  •
  Net additions of approximately 10,000

  •
  Monthly churn, net of 30 day deactivations, of approximately 2.6%

  •
  Ending subscribers of approximately 259,200

        "The results for the March quarter show our continuing effort to grow our subscriber base," said Timothy M. Yager, President and Chief Executive Officer of iPCS. "We finished the quarter with approximately 10,000 net additions, iPCS' largest quarterly net adds since 2002. The growth of our wholesale business also remained very strong, ending the quarter with almost 36,000 reseller subscribers. At the same time, we are working diligently with the management of Horizon PCS to close our proposed merger, which is still expected to occur this summer. We believe that we will be able to extend our recent momentum to the combined company and that we will be well positioned to take advantage of the numerous opportunities in front of us."

        iPCS has scheduled a conference call for later today at 12:00 p.m. Eastern Time (11:00 a.m. Central Time). To listen to the call, dial 1-800-706-7745 at least five minutes before the conference call begins using a pass code of 20493830. Those calling in from international locations should dial 1-617-614-3472 and use the same pass code. A replay of the call will be available at 4:00 p.m. Eastern Time on May 2, 2005. To access the replay, dial 1-888-286-8010 using a pass code of 59830372. To access the replay from international locations, dial 1-617-801-6888 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. Replay of the webcast and the call will be available through midnight on May 9, 2005.

        Upon emergence from Chapter 11 bankruptcy on July 20, 2004, iPCS applied fresh-start accounting effective as of July 2, 2004. As a result, the reported historical financial statements of iPCS for periods prior to July 2, 2004 are not comparable to those of iPCS for periods ending after July 2, 2004. Activity of iPCS for any periods after July 2, 2004 is included in the post-bankruptcy, or "Successor Company" financial statements. Activity of iPCS for periods prior to July 2, 2004 is included in the pre-bankruptcy, or "Predecessor Company" financial statements. In accordance with generally accepted accounting principles, the reported historical financial statements of the Predecessor Company for periods ending prior to July 2, 2004 cannot be added to those of the Successor Company.

About iPCS, Inc.

        iPCS is the PCS Affiliate of Sprint with the exclusive right to sell wireless mobility communications, network products and services under the Sprint brand in 40 markets in Illinois, Michigan, Iowa and eastern Nebraska with approximately 7.8 million residents. The territory includes key markets such as Grand Rapids, Michigan, Champaign-Urbana and Springfield, Illinois, and the Quad Cities of Illinois and Iowa. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit our website at www.ipcswirelessinc.com.

        On March 17, 2005, iPCS and Horizon PCS, Inc. (Pink Sheets: HZPS), both PCS Affiliates of Sprint, announced that their respective boards of directors had approved, and the parties executed, a definitive agreement under which Horizon PCS will merge with and into iPCS, Inc. Horizon PCS is a PCS Affiliate of Sprint with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand to a total population of approximately 7.4 million in portions of eleven contiguous states. Its markets are located between Sprint's Chicago, New York and Knoxville markets and connect or are adjacent to twelve major Sprint markets. The transaction is expected to close during the summer of 2005.

About Sprint

        Sprint offers an extensive range of innovative communication products and solutions, including global IP, wireless, local and multiproduct bundles. A Fortune 100 company with more than $27 billion in annual revenues in 2004, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber-optic network; an award-winning Tier 1 Internet backbone; and one of the largest 100-percent digital, nationwide wireless network in the United States. For more information, visit www.sprint.com/mr.

Definitions of Operating and Non-GAAP Financial Measures

        iPCS provides readers financial measures calculated using generally accepted accounting principles ("GAAP") and using adjustments to GAAP ("Non-GAAP"). These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes. These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

        The Non-GAAP financial measures used in this release include the following:

  •
  EBITDA represents earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA represents EBITDA as adjusted for reorganization costs, cancellation of debt income, gain or loss on the disposal of property and equipment and non-cash stock compensation expense. Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

  •
  ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory, excluding roaming revenue. This measure is calculated by dividing subscriber revenues in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

  •
  CCPU, or cash cost per user, is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less reorganization costs. These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

  •
  CPGA, or cost per gross addition, is used to measure the average cost we incur to add a new subscriber in our territory. Costs we incur in calculating this measure include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs. We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing costs associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

  •
  Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis. We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our territory and those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber base during the period divided by the number of months during the period.

  •
  Licensed POPs represent the number of residents in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name. The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

  •
  Covered POPs represent the number of residents covered by our portion of the wireless network of Sprint in our territory. The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

Forward Looking Statements and Other Information

        This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, (1) statements about the benefits of the proposed merger between iPCS, Inc. ("iPCS") and Horizon PCS, Inc. ("Horizon PCS"), including future financial and operating results; (2) statements with respect to iPCS' plans, objectives, expectations and intentions and other statements that are not historical facts; and (3) other statements identified by words such as "believes," "expects," "anticipates," "estimates," "intends," "plans," "targets," "projects" and similar expressions. Such statements are based upon the current beliefs and expectations of iPCS' and Horizon PCS' management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

        The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the businesses of iPCS and Horizon PCS may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected combination benefits from the iPCS/Horizon PCS transaction may not be fully realized or realized within the expected time frame; (3) the failure of iPCS or Horizon PCS stockholders to approve the merger and/or the failure to obtain approvals from regulators or other groups; (4) disruption from the merger making it more difficult to maintain relationships with Sprint, subscribers, employees, dealers or suppliers; (5) iPCS' and Horizon PCS' dependence on their affiliation with Sprint; (6) shifts in populations or network focus; (7) changes or advances in technology or difficulties in implementing the iPCS and Horizon PCS Nortel equipment swaps; (8) changes in Sprint's national service plans or fee structure with iPCS or Horizon PCS; (9) change in population; (10) difficulties in network construction; (11) increased competition in iPCS' or Horizon PCS' markets; (12) adverse changes in financial position, condition or results of operations; (13) the inability to open the number of new stores and to expand the co-dealer network as planned; and (14) changes in Sprint's affiliation strategy as a result of the proposed Sprint/Nextel merger or any other merger involving Sprint. Additional factors that could cause iPCS' and Horizon PCS' results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Report on Form 10-K and in the Quarterly Report on Form 10-Q of iPCS and in the 2004 Annual Report on Form 10-K of Horizon PCS, in each case, as filed or to be filed with the Securities and Exchange Commission (the "Commission") and available at the Commission's internet site (http://www.sec.gov). The forward-looking statements in this document speak only as of the date of the document, and iPCS and Horizon PCS assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.

        On April 15, 2005, iPCS filed a registration statement with the Commission containing iPCS' and Horizon PCS' preliminary joint proxy statement/prospectus regarding the proposed merger with Horizon PCS. Stockholders are urged to read the preliminary joint proxy statement/prospectus regarding the proposed transaction and the definitive joint proxy statement/prospectus when it becomes available, because it contains, or will contain, important information.

        Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about iPCS and Horizon PCS, without charge, at the Commission's internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Commission of iPCS and Horizon PCS can also be obtained without charge, when they become available, by directing a request to iPCS, Inc., 1901 N. Roselle Road, Suite 500, Schaumburg, IL 60195, Attention: Ed Quatmann; or Horizon PCS, Inc., 68 E. Main Street, Chillicothe, OH 45601, Attention: Pete Holland.

        The respective directors and executive officers of iPCS and Horizon PCS and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding iPCS' directors and executive officers is available in the Annual Report on Form 10-K filed with the Commission by iPCS on December 29, 2004, and information regarding Horizon PCS' directors and executive officers is available in the Annual Report on Form 10-K filed with the Commission by Horizon PCS on March 31, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials to be filed with the Commission when they become available.

Tables to Follow:

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	Successor Company	Successor Company
	March 31 2005	September 30, 2004
	(Dollars in thousands except per share amounts)
Assets
Current Assets:
Cash and cash equivalents	$64,432	$57,760
Accounts receivable, net of allowance for doubtful accounts of $1,764 and $1,217, respectively	14,685	14,772
Receivable from Sprint	12,086	13,264
Inventories, net of reserves for excess/obsolescence of $147 and $50, respectively	1,738	1,310
Prepaid expenses	3,974	3,127
Other current assets	24	21

Total current assets	96,939	90,254
Property and equipment, net	108,241	134,931
Financing costs	6,362	6,497
Customer activation costs	759	451
Intangible assets, net of accumulated amortization of $9,149 and $3,051, respectively	72,763	78,861
Other assets	1,155	1,314

Total assets	$286,219	$312,308

Liabilities and Stockholders' Equity (Deficiency)
Current Liabilities:
Accounts payable	$4,386	$2,742
Accrued expenses	18,929	20,880
Payable to Sprint	21,360	24,404
Deferred revenue	6,235	5,764
Current maturities of long-term debt and capital lease obligations	8	7

Total current liabilities	50,918	53,797
Customer activation fee revenue	759	451
Other long-term liabilities	2,208	3,614
Long-term debt and capital lease obligations, excluding current maturities	165,395	165,400

Total liabilities	219,280	223,262

Commitments and contingencies	—	—

Stockholders' Equity (Deficiency):
Perferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 8,827,619 and 8,744,164 shares issued and outstanding, respectively	88	87
Additional paid-in-capital	95,274	95,275
Unearned compensation	(294)	(340)
Accumulated deficiency	(28,129)	(5,976)

Total stockholders' equity	66,939	89,046

Total liabilities and stockholders' equity	$286,219	$312,308

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(Dollars in thousands except per share amounts)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	For the Three Months Ended March 31, 2005	For the Three Months Ended March 31, 2004	For the Six Months Ended March 31, 2005	For the Six Months Ended March 31, 2004
Revenues:
Service revenue	$39,094	$35,294	$77,679	$69,922
Roaming revenue	14,522	9,054	30,270	21,134
Equipment and other	1,838	1,442	3,502	2,794

Total revenues	55,454	45,790	111,451	93,850

Operating Expenses:
Cost of service and roaming (exclusive of depreciation, as shown separately below)	(30,374)	(25,306)	(59,976)	(53,776)
Cost of equipment	(6,157)	(3,767)	(11,877)	(8,830)
Selling and marketing	(8,435)	(6,722)	(18,461)	(12,884)
General and administrative	(1,906)	(1,070)	(3,899)	(1,974)
Reorganization expense	—	(3,243)	—	(5,031)
Non-cash stock compensation expense	(23)	—	(46)	—
Depreciation	(15,302)	(9,532)	(23,761)	(19,057)
Amortization of intangible assets	(3,050)	—	(6,098)	—
Gain (loss) on disposal of property and equipment	(32)	3	(45)	5

Total operating expenses	(65,279)	(49,637)	(124,163)	(101,547)

Operating loss	(9,825)	(3,847)	(12,712)	(7,697)
Interest income	365	35	502	62
Interest expense	(4,980)	(2,291)	(9,955)	(4,620)
Other income	4	2	12	4

Net loss	$(14,436)	$(6,101)	$(22,153)	$(12,251)

Basic and diluted loss per share of common stock
Loss available to common stockholders	$(1.56)	n/a	$(2.39)	n/a
Weighted average common shares outstanding	9,269,166	n/a	9,269,166	n/a

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	For the Three Months Ended March 31, 2005	For the Three Months Ended March 31, 2004	For the Six Months Ended March 31, 2005	For the Six Months Ended March 31, 2004
Net loss	$(14,436)	$(6,101)	$(22,153)	$(12,251)
Net interest expense	4,615	2,256	9,453	4,558
Depreciation and amortization	18,352	9,532	29,859	19,057

EBITDA	8,531	5,687	17,159	11,364
Non-cash stock compensation expense	23	—	46	—
Reorganization expense	—	3,243	—	5,031
(Gain) loss on disposal of property and equipment	32	(3)	45	(5)

Adjusted EBITDA	$8,586	$8,927	$17,250	$16,390

iPCS, INC. AND SUBSIDIARIES
(UNAUDITED)

Summary of Operating Statistics

	Successor Company	Successor Company	Predecessor Company
	For the Three Months Ended March 31, 2005	For the Three Months Ended December 31, 2004	For the Three Months Ended March 31, 2004
Subscribers
Gross Additions	32,700	32,900	26,800
Net Additions	10,000	8,600	6,900
Total Customers	259,200	249,200	227,400
Churn	2.6%	2.9%	2.7%
Average Revenue Per User, Monthly
Including Roaming	$71	$74	$66
Without Roaming	$51	$53	$53
Cash Cost Per User, Monthly
Including Roaming	$44	$44	$40
Without Roaming	$31	$31	$30
Cost Per Gross Addition	$358	$406	$340
Licensed Pops (Millions)	7.8	7.8	7.6
Covered Pops (Millions)	5.9	5.9	5.9
Cell Sites	679	672	652

iPCS, INC. AND SUBSIDIARIES
(UNAUDITED)

(Dollars in thousands except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	Successor Company	Successor Company	Predecessor Company
	For the Three Months Ended March 31, 2005	For the Three Months Ended December 31, 2004	For the Three Months Ended March 31, 2004
ARPU
Service revenue	$39,094	$38,585	$35,294
Roaming revenue	14,522	15,748	9,054

Total service revenue	$53,616	$54,333	$44,348

Average subscribers	253,407	244,276	223,047
Average revenue per user including roaming, monthly	$71	$74	$66
Average revenue per user without roaming, monthly	$51	$53	$53
CCPU
Cost of service and roaming	$30,374	$29,602	$25,306
less: Activation costs included in cost of service and roaming	131	177	(405)
plus: General and administrative expenses	1,906	1,993	1,070
less: Retail equipment upgrade revenue	(481)	(468)	(163)
plus: Retail equipment cost of up grades	1,440	1,107	666

Total cash costs including roaming	$33,370	$32,411	$26,474

less: Roaming expense	(10,174)	(9,839)	(6,604)

Total cash costs without roaming	$23,196	$22,572	$19,870

Average subscribers	253,407	244,276	223,047
Cash cost per user, monthly	$44	$44	$40
Cash cost per user without roaming, monthly	$31	$31	$30
CPGA
Selling and marketing	$8,435	$10,026	$6,722
plus: Activation costs included in cost of service and roaming	(131)	(177)	405
less: Equipment revenue, net of upgrade revenue	(1,307)	(1,092)	(1,141)
plus: Cost of equipment, net of cost of upgrades	4,717	4,613	3,101

Total costs of acquisition	$11,714	$13,370	$9,087

Gross adds	32,707	32,905	26,762
Cost per gross add	$358	$406	$340

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iPCS, INC., A PCS AFFILIATE OF SPRINT, REPORTS FINANCIAL AND OPERATING RESULTS FOR THE QUARTER ENDED MARCH 31, 2005
iPCS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (UNAUDITED)
iPCS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (Dollars in thousands except per share amounts)
iPCS, INC. AND SUBSIDIARIES (UNAUDITED) (In thousands)
iPCS, INC. AND SUBSIDIARIES (UNAUDITED) Summary of Operating Statistics
iPCS, INC. AND SUBSIDIARIES (UNAUDITED) (Dollars in thousands except per user and per add amounts) Reconciliation of Non-GAAP Financial Measures